Exhibit 31.1

CERTIFICATION

I, Russell Goldsmith, certify that:

1.                  I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2010 of City National Corporation; and

2.                  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

DATE: March 4, 2011	/s/ RUSSELL GOLDSMITH
RUSSELL GOLDSMITH
Chief Executive Officer

Paragraphs 3, 4 and 5 of this Certification required by Section 302 of the Sarbanes-Oxley Act of 2002 are omitted pursuant to SEC Compliance & Disclosure Interpretation Question 161.01.